Exhibit 99.1

Excerpts from the Preliminary Offering Memorandum of MGM Growth Properties Operating Partnership LP and MGP Finance Co-Issuer, Inc., dated September 7, 2017

CERTAIN OPERATIONAL AND NON-U.S. GAAP FINANCIAL MEASURES OF MGM AND THE OPERATING PARTNERSHIP

Pro forma Funds From Operations (“FFO”) is a financial measure that is not prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) and is considered a supplement to U.S. GAAP measures for the real estate industry. We define pro forma FFO as pro forma net income (computed in accordance with U.S. GAAP), excluding pro forma gains and losses from sales or disposals of real property (presented as property transactions, net), plus real estate depreciation, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”).

We define pro forma Adjusted Funds From Operations (“AFFO”) as pro forma FFO as adjusted for pro forma amortization and write-off of financing costs and cash flow hedge amortization, the net amortization of the above market lease, non-cash compensation expense, acquisition-related expenses, the provision for income taxes and the net effect of straight-line rent, ground lease and amortization of deferred revenue.

We define pro forma Adjusted EBITDA as pro forma net income (computed in accordance with U.S. GAAP) as adjusted for pro forma gains and losses from sales or disposals of real property (presented as property transactions, net), pro forma real estate depreciation, interest income, interest expense (including amortization of financing costs and cash flow hedge amortization), write-off of financing costs, the net amortization of the above market lease, non-cash compensation expense, acquisition-related expenses, the provision for income taxes, and the net effect of straight-line rent, ground lease and amortization of deferred revenue.

Pro forma FFO, pro forma AFFO and pro forma Adjusted EBITDA are supplemental performance measures that have not been prepared in conformity with U.S. GAAP that management believes are useful to investors in comparing operating and financial results between periods. Management believes that this is especially true since these measures exclude real estate depreciation and amortization expense and management believes that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. MGM Growth Properties LLC (“MGP”) believes such a presentation also provides investors with a meaningful measure of MGP’s operating results in comparison to the operating results of other real estate investment trusts (“REITs”). Pro forma Adjusted EBITDA is useful to investors to further supplement pro forma FFO and pro forma AFFO and to provide investors a performance metric which excludes interest expense. In addition to non-cash items, MGP adjusts pro forma AFFO and pro forma Adjusted EBITDA for acquisition-related expenses. While we do not label these expenses as non-recurring, infrequent or unusual, management believes that it is helpful to adjust for these expenses when they do occur to allow for comparability of results between periods because each acquisition is (and will be) of varying size and complexity and may involve different types of expenses depending on the type of property being acquired and from whom.

Pro forma FFO, pro forma AFFO and pro forma Adjusted EBITDA do not represent cash flow from operations as defined by U.S. GAAP, should not be considered as an alternative to pro forma net income as defined by U.S. GAAP and are not indicative of cash available to fund all cash flow needs. Investors are also cautioned that pro forma FFO, pro forma AFFO and pro forma Adjusted EBITDA as presented may not be comparable to similarly titled measures reported by other REITs due to the fact that not all real estate companies use the same definitions.

Please see “Summary—Summary Historical Condensed Combined and Consolidated Financial Statements and Pro Forma Financial Information—Reconciliation of Pro Forma Net Income to Pro Forma FFO, AFFO and Adjusted EBITDA” for a reconciliation of our pro forma net income to pro forma FFO, pro forma AFFO and pro forma Adjusted EBITDA.

A subsidiary (the “Tenant”) of MGM Resorts International (“MGM”) is currently the sole lessee under our master lease agreement (the “Master Lease”), and MGM guarantees the Tenant’s performance and payments under the Master Lease. In order to evaluate the business results of casino resorts, MGM monitors their net revenues and Adjusted Property EBITDA. MGM uses Adjusted Property EBITDA as the primary performance measure for its reportable segments. Adjusted EBITDA is a measure defined as earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses and property transactions, net. Adjusted Property EBITDA is a measure defined as Adjusted EBITDA before corporate expense and stock compensation expense related to MGM’s and MGP’s stock option plan, not allocated to each casino resort. Adjusted EBITDA or Adjusted Property EBITDA should not be construed as an alternative to operating income or net income as an indicator of MGM’s performance; an alternative to cash flows from operating activities, a measure of liquidity; or as any other measure determined in accordance with U.S. GAAP. MGM has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA or Adjusted Property EBITDA. Also, other companies in the gaming and hospitality industries that report Adjusted EBITDA or Adjusted Property EBITDA information may calculate Adjusted EBITDA or Adjusted Property EBITDA in a different manner.

SUMMARY

Overview of the Proposed MGM National Harbor Transaction

The Master Lease provides us with a right of first offer with respect to MGM National Harbor in Maryland, which commenced operations on December 8, 2016, and MGM’s development property located in Springfield, Massachusetts (collectively, the “ROFO Properties”), which we may exercise upon MGM’s election to sell these properties. Pursuant to this right under the Master Lease, MGM has notified us of its election to sell the real estate assets related to MGM National Harbor, primarily comprising its interest in the underlying ground lease and related buildings and improvements (the “MGM National Harbor assets”), and has offered us the right to purchase the MGM National Harbor assets.

We intend to acquire the MGM National Harbor assets pursuant to a master transaction agreement (the “Master Transaction Agreement”) dated September 5, 2017 among MGP, MGM, MGM Growth Properties Operating Partnership LP (the “Operating Partnership”), MGP Lessor, LLC, a wholly owned subsidiary of the Operating Partnership (the “Landlord”), the Tenant and MGM National Harbor, LLC (“MGM National Harbor”), for an aggregate purchase price of $1,187.5 million, in a series of transactions (collectively, the “MGM National Harbor Transaction”) through which MGM National Harbor, a subsidiary of MGM, will assign the MGM National Harbor assets to the Operating Partnership in exchange for a combination of $462.5 million in cash, the issuance of 9,771,987 limited partner interests in the Operating Partnership (“Operating Partnership units”) by the Operating Partnership to MGM National Harbor (with an aggregate value of $300.0 million based on a price per unit equal to the closing price of MGP’s Class A shares on the New York Stock Exchange (“NYSE”) on September 5, 2017), and the assumption by the Operating Partnership of $425.0 million of secured debt representing the term loan debt outstanding under MGM National Harbor’s credit agreement (the “MGM National Harbor term loan”).

In addition, in connection with the MGM National Harbor Transaction, MGP is expected to issue 11,500,000 Class A shares with estimated net proceeds of $335.9 million (the “MGP Equity Offering”). The closing of the MGP Equity Offering is subject to customary conditions. We intend to use the net proceeds of this offering, together with net proceeds from the MGP Equity Offering and cash on hand, to (i) refinance the $425.0 million of debt to be assumed in connection with the MGM National Harbor Transaction, representing the amount outstanding under the MGM National Harbor term loan, (ii) pay $462.5 million of cash consideration for the MGM National Harbor assets to MGM, and (iii) pay fees and expenses related to this offering, with the remainder, if any, for general corporate purposes.

Pending application of the net proceeds to us from this offering and the MGP Equity Offering, we intend to invest such net proceeds temporarily in interest-bearing short-term investment grade securities, money market accounts or checking accounts, in a manner that is consistent with our intention to maintain our qualification for taxation as a REIT.

Upon the completion of the proposed MGM National Harbor Transaction, it is anticipated that the Master Lease will be amended to add MGM National Harbor. As a result, it is expected that the initial annual rent amount under the Master Lease will increase by $95.0 million to $756.7 million (including the effect of the first rent escalator under the Master Lease that went into effect on April 1, 2017), prorated for the remainder of the lease year.

Closing of the MGM National Harbor Transaction is subject to customary closing conditions, including regulatory approvals, and there can be no assurance that the MGM National Harbor Transaction will occur on or before a certain time, on the terms described herein, or at all. None of the closing of this offering, the closing of the MGP Equity Offering, or the closing of the MGM National Harbor Transaction are conditioned upon each other.

SUMMARY HISTORICAL CONDENSED COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

We are primarily engaged in the real property business. Currently, our portfolio consists of properties that were previously owned by subsidiaries of MGM and were contributed to us by subsidiaries of MGM in connection with the formation and initial public offering of MGP and related financing transactions (the “Formation Transactions”) and the transaction in which we acquired Borgata from MGM and began to lease the real property of Borgata to a subsidiary of MGM (the “Borgata Transaction”). The Landlord leases all of the properties to the Tenant under the Master Lease.

The MGM National Harbor Transaction, pursuant to which the MGM National Harbor assets will be assigned from a subsidiary of MGM to the Landlord, a subsidiary of the Operating Partnership, is considered to be between legal entities under common control and has been accounted for under the common control subsections of Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Under the common control subsections of ASC 805, such assets are recorded by the Operating Partnership on the same basis as that established by MGM. Any difference between the basis of the real estate assets contributed by MGM and the purchase price consideration paid by the Operating Partnership is recorded as an adjustment to partners’ capital.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2017 presents the condensed consolidated balance sheet of the Operating Partnership and gives effect to the MGM National Harbor Transaction, the MGP Equity Offering and this offering as if they had occurred on June 30, 2017. The unaudited pro forma condensed combined and consolidated statement of operations for the year ended December 31, 2016 and unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2017 present the condensed combined and consolidated statements of operations of the Operating Partnership, and give effect to the Formation Transactions, the Borgata Transaction, the MGM National Harbor Transaction, the MGP Equity Offering and this offering as if they had occurred on January 1, 2016.

The unaudited pro forma condensed combined and consolidated financial information in the following tables is provided for informational purposes only and should be read in conjunction with “Unaudited Pro Forma Condensed Combined and Consolidated Financial Information” and our combined and consolidated financial statements and related condensed notes thereto incorporated by reference in this offering memorandum.

	(Historical)					(Pro forma)(1)
						(Formation Transactions and Borgata Transaction)	(Formation Transactions, Borgata Transaction, MGM National Harbor Transaction, MGP Equity Offering and this offering)	(MGM National Harbor Transaction, MGP Equity Offering and this offering)
	For the year ended December 31,			For the six months ended June 30,		For the year ended December 31, 2016	For the year ended December 31, 2016	For the six months ended June 30, 2017
(in thousands)	2014	2015	2016	2016	2017
				(unaudited)		(unaudited)

Statement of Operations Data:

Revenues
Rental revenue	$—	$—	$419,239	$101,253	$326,354	$652,718	$748,115	$374,053
Tenant reimbursements and other	—	—	48,309	9,650	42,001	68,730	83,248	55,897

Total revenues	—	—	467,548	110,903	368,355	721,448	831,363	429,950

Expenses
Depreciation	186,262	196,816	220,667	104,600	121,911	243,398	281,134	140,779
Property transactions, net	—	6,665	4,684	1,209	17,442	4,684	4,684	17,442
Property taxes	48,346	48,122	65,120	26,541	41,129	68,650	68,997	47,940
Property insurance	11,634	10,351	2,943	2,943	—	—	—	—
Amortization of above-market lease, net	—	—	286	—	343	684	684	343
Acquisition-related expenses	—	—	10,178	599	—	—	—	—
General and administrative	—	—	9,896	3,789	5,341	10,263	25,883	13,151

Total expenses	246,242	261,954	313,774	139,681	186,166	327,679	381,382	219,655

Operating income (loss)	(246,242)	(261,954)	153,774	(28,778)	182,189	393,769	449,981	210,295

Non-operating income (expense)
Interest income	—	—	774	—	1,559	774	774	1,559
Interest expense	—	—	(116,212)	(29,475)	(89,454)	(176,015)	(192,697)	(97,804)
Other non-operating	—	—	(726)	(72)	(1,312)	(726)	(726)	(1,312)

Total non-operating expense	—	—	(116,164)	(29,547)	(89,207)	(175,967)	(192,649)	(97,557)

Income (loss) before income taxes	(246,242)	(261,954)	37,610	(58,325)	92,982	217,802	257,332	112,738
Provision for income taxes	—	—	(2,264)	—	(2,415)	(6,371)	(6,371)	(2,415)

Net income (loss)	$(246,242)	$(261,954)	$35,346	$(58,325)	$90,567	$211,431	$250,961	$110,323

(1)	See “Unaudited Pro Forma Condensed Combined and Consolidated Financial Information.”

	(Historical)					(Pro forma)
						(MGM National Harbor Transaction, MGP Equity Offering and this offering)
	December 31,			June 30,		June 30,
(in thousands)	2014	2015	2016	2016	2017	2017
				(unaudited)		(unaudited)

Balance Sheet Data:
Assets
Real estate investments, net	$7,867,812	$7,793,639	$9,079,678	$7,847,707	$8,957,622	$10,097,641
Cash and cash equivalents	—	—	360,492	338,034	376,842	150,429
Tenant and other receivables, net	—	—	9,503	4,273	4,166	4,166
Prepaid expenses and other assets	—	—	10,906	10,993	8,819	8,819
Above market lease, asset	—	—	46,161		45,374	45,374

Total assets	$7,867,812	$7,793,639	$9,506,740	$8,201,007	$9,392,823	$10,306,429

Liabilities
Debt, net	$—	$—	$3,621,942	$3,134,791	$3,601,214	$3,945,401
Due to MGM Resorts International and affiliates	—	—	166	465	233	233
Accounts payable, accrued expenses and other liabilities	—	—	10,478	6,228	8,829	8,829
Above market lease, liability	—	—	47,957		47,513	47,513
Accrued interest	—	—	26,137	11,888	17,580	17,580
Dividend payable	—	—	94,109	56,720	95,995	95,995
Deferred revenue	—	—	72,322	20,889	88,747	88,747
Deferred income taxes, net	1,740,465	1,734,680	25,368	—	25,368	25,368

Total liabilities	1,740,465	1,734,680	3,898,479	3,230,981	3,885,479	4,229,666

Partners’ capital
General partner	—	—	—	—	—	—
Limited partners	—	—	5,608,261	4,970,026	5,507,344	6,076,763
Predecessor net Parent investment	6,127,347	6,058,959	—	—	—	—

Total partners’ capital	6,127,347	6,058,959	5,608,261	4,970,026	5,507,344	6,076,763

Total liabilities and partners’ capital	$7,867,812	$7,793,639	$9,506,740	$8,201,007	$9,392,823	$10,306,429

Reconciliation of Pro Forma Net Income to Pro Forma FFO, AFFO and Adjusted EBITDA

Pro forma FFO is a financial measure that is not prepared in conformity with U.S. GAAP and is considered a supplement to U.S. GAAP measures for the real estate industry. We define pro forma FFO as pro forma net income (computed in accordance with U.S. GAAP), excluding pro forma gains and losses from sales or disposals of real property (presented as property transactions, net), plus real estate depreciation, as defined by NAREIT.

We define pro forma AFFO as pro forma FFO as adjusted for pro forma amortization and write-off of financing costs and cash flow hedge amortization, the net amortization of the above market lease, non-cash compensation expense, acquisition-related expenses, the provision for income taxes and the net effect of straight-line rent, ground lease and amortization of deferred revenue.

We define pro forma Adjusted EBITDA as pro forma net income as adjusted for pro forma gains and losses from sales or disposals of real property (presented as property transactions, net), real estate depreciation, interest income, interest expense (including amortization of financing costs and cash flow hedge amortization), write-off of financing costs, the net amortization of the above market lease, non-cash compensation expense, acquisition-related expenses, the provision for income taxes and the net effect of straight-line rent, ground lease and amortization of deferred revenue.

Pro forma FFO, pro forma AFFO and pro forma Adjusted EBITDA are supplemental performance measures that have not been prepared in conformity with U.S. GAAP that management believes are useful to investors in comparing operating and financial results between periods. Management believes that this is especially true since these measures exclude real estate depreciation and amortization expense and management believes that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. MGP believes such a presentation also provides investors with a meaningful measure of MGP’s operating results in comparison to the operating results of other REITs. Pro forma Adjusted EBITDA is useful to investors to further supplement pro forma AFFO and pro forma FFO and to provide investors a performance metric which excludes interest expense. In addition to non-cash items, MGP adjusts pro forma AFFO and pro forma Adjusted EBITDA for acquisition-related expenses. While we do not label these expenses as non-recurring, infrequent or unusual, management believes that it is helpful to adjust for these expenses when they do occur to allow for comparability of results between periods because each acquisition is (and will be) of varying size and complexity and may involve different types of expenses depending on the type of property being acquired and from whom.

Pro forma FFO, pro forma AFFO and pro forma Adjusted EBITDA do not represent cash flow from operations as defined by U.S. GAAP, should not be considered as an alternative to pro forma net income as defined by U.S. GAAP and are not indicative of cash available to fund all cash flow needs. Investors are also cautioned that pro forma FFO, pro forma AFFO and pro forma Adjusted EBITDA as presented may not be comparable to similarly titled measures reported by other REITs due to the fact that not all real estate companies use the same definitions.

The following reconciles pro forma FFO, pro forma AFFO and pro forma Adjusted EBITDA to pro forma net income (in thousands):

	Pro Forma
	(Formation Transactions, Borgata Transaction, MGM National Harbor Transaction, MGP Equity Offering and this offering)	(MGM National Harbor Transaction, MGP Equity Offering and this offering)
	For the year ended December 31, 2016	For the six months ended June 30, 2017
	(unaudited)
Net income	$250,961	$110,323
Depreciation	281,134	140,779
Property transactions, net	4,684	17,442

FFO	536,779	268,544
Amortization and write-off of financing costs and cash flow hedge amortization	10,669	6,765
Non-cash compensation expense	877	550
Net effect of straight-line rent, ground lease and deferred revenue amortization	(1,746)	2,079
Acquisition-related expenses	—	—
Amortization of above market lease, net	684	343
Provision for income taxes	6,371	2,415

AFFO	553,634	280,696
Interest income	(774)	(1,559)
Interest expense	192,697	97,804
Amortization of financing costs and cash flow hedge amortization	(10,669)	(5,967)

Adjusted EBITDA	$734,888	$370,974

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL  INFORMATION

The Operating Partnership is a limited partnership formed in Delaware on January 6, 2016 through which its parent, MGP, conducts its operations. MGP is a publicly traded controlled REIT, primarily engaged in the real property business, which consists of owning, acquiring and leasing large-scale destination entertainment and leisure resorts, whose tenants generally offer casino gaming, hotel, convention, dining, entertainment and retail offerings.

On April 25, 2016, MGM engaged in the Formation Transactions, in which certain subsidiaries of MGM transferred the IPO Properties to newly formed subsidiaries and subsequently transferred 100% ownership interest in such subsidiaries to the Operating Partnership pursuant to a Master Contribution Agreement in exchange for Operating Partnership units. These subsidiaries subsequently underwent a series of restructuring transactions resulting in the Operating Partnership owning 100% of the equity in MGP Lessor Holdings, LLC (“Holdings”) and Holdings owning 100% of the equity in the Landlord. In connection with the Formation Transactions, the Landlord leased the IPO Properties to the Tenant under the Master Lease. For periods prior to April 25, 2016, the financial statements of the Operating Partnership represent the IPO Properties which have been determined to be the Operating Partnership’s predecessor for accounting purposes.

On May 31, 2016, MGM entered into a definitive agreement to acquire Boyd Gaming’s ownership interest in Borgata and completed the acquisition of Borgata on August 1, 2016. Pursuant to a master transaction agreement by and between MGM, MGP, the Operating Partnership, the Landlord and the Tenant, concurrently with the acquisition, MGM transferred all of Borgata’s real estate assets to the Landlord in the Borgata Transaction. A subsidiary of MGM operates Borgata.

The Master Lease provides the Operating Partnership with a right of first offer with respect to MGM National Harbor in Maryland, which commenced operations on December 8, 2016, and MGM’s development property located in Springfield, Massachusetts, which may be exercised upon MGM’s election to sell these properties. Pursuant to this right under the Master Lease, MGM has notified the Operating Partnership of its election to assign the MGM National Harbor assets and offered the Operating Partnership the right to purchase the MGM National Harbor assets.

The Operating Partnership intends to acquire the MGM National Harbor assets in the MGM National Harbor Transaction pursuant to which MGM National Harbor, a subsidiary of MGM, will assign the MGM National Harbor assets to the Operating Partnership in exchange for a combination of cash, the assumption of certain debt from MGM National Harbor and the issuance of Operating Partnership units by the Operating Partnership to MGM National Harbor. The Operating Partnership intends to fund the acquisition, in part, with proceeds from the issuance and sale of Operating Partnership units to MGP purchased with the net proceeds of the MGP Equity Offering of approximately $335.9 million, assuming that the underwriters do not exercise any of their overallotment option to purchase additional Class A shares in the MGP Equity Offering, as well as the proceeds of this offering (together with the MGP Equity Offering, the “Financing Transactions”).

The MGM National Harbor Transaction, in which the MGM National Harbor assets will be assigned from a subsidiary of MGM to the Landlord is considered to be between legal entities under common control and has been accounted for under the common control subsections of ASC 805. Under the common control subsections of ASC 805, such assets are recorded by the Operating Partnership on the same basis as that established by MGM. Any difference between the basis of the real estate assets contributed by MGM and the purchase price consideration paid by the Operating Partnership is recorded as an adjustment to partners’ capital.

The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X to reflect the effects of the Formation Transactions, the

Borgata Transaction, the MGM National Harbor Transaction and the Financing Transactions on the Operating Partnership’s financial statements. Such information is based on certain assumptions that management currently believes are directly attributable to these transactions, factually supportable and, with respect to the statements of operations, expected to have a continuing impact on the Operating Partnership’s consolidated results.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2017 presents the condensed consolidated balance sheet of the Operating Partnership and gives effect to the MGM National Harbor Transaction and the Financing Transactions as if they had occurred on June 30, 2017. The unaudited pro forma condensed combined and consolidated statement of operations for the year ended December 31, 2016 and unaudited pro forma condensed combined and consolidated statement of operations for the six months ended June 30, 2017 present the condensed combined and consolidated statements of operations of the Operating Partnership, giving effect to the Formation Transactions, the Borgata Transaction, the MGM National Harbor Transaction and the Financing Transactions as if they had occurred on January 1, 2016. The unaudited pro forma condensed combined and consolidated financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined and consolidated financial information. In addition, the unaudited pro forma condensed combined and consolidated financial information was based on, and should be read in conjunction with, the following historical financial statements and accompanying notes:

•	separate condensed combined and consolidated financial statements of the Operating Partnership as of, and for the six months ended, June 30, 2017, and the related notes contained in MGP’s and the Operating Partnership’s Combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the Commission on August 8, 2017; and

•	separate combined and consolidated financial statements of the Operating Partnership as of, and for the year ended, December 31, 2016, and the related notes contained in MGP’s and the Operating Partnership’s Combined Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Commission on March 6, 2017.

The unaudited pro forma condensed combined and consolidated financial information is provided for informational purposes only. The unaudited pro forma condensed combined and consolidated financial information does not purport to represent what the Operating Partnership’s results of operations or financial condition would have been had the Formation Transactions, the Borgata Transaction, the MGM National Harbor Transaction and the Financing Transactions had actually occurred on the dates indicated and does not purport to project the Operating Partnership’s results of operations or financial condition for any future period or as of any future date. In addition, the unaudited pro forma condensed combined and consolidated financial information has not been adjusted to reflect any matters not directly attributable to implementing the Formation Transactions, the Borgata Transaction, the MGM National Harbor Transaction and the Financing Transactions. No adjustment, therefore, has been made for actions that may be taken once the transactions closed, such as any of the Operating Partnership’s integration plans related to National Harbor. As a result, the actual amounts recorded in the consolidated financial statements of the Operating Partnership may differ from the amounts reflected in the unaudited pro forma condensed combined and consolidated financial information, and the differences may be material.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2017

(in thousands)

	Operating Partnership (Historical)	Pro forma adjustments (MGM National Harbor Transaction and Financing Transactions)(a)	Operating Partnership (Pro forma)
Assets
Real estate investment, net	$8,957,622	$1,140,019	$10,097,641
Cash and cash equivalents	376,842	(226,413)	150,429
Tenant and other receivables, net	4,166	—	4,166
Prepaid expenses and other assets	8,819	—	8,819
Above market lease, asset	45,374	—	45,374

Total assets	$9,392,823	$913,606	$10,306,429

Liabilities
Debt, net	$3,601,214	$344,187	$3,945,401
Due to MGM Resorts International and affiliates	233	—	233
Accounts payable, accrued expenses and other liabilities	8,829	—	8,829
Above market lease, liability	47,513	—	47,513
Accrued interest	17,580	—	17,580
Dividend payable	95,995	—	95,995
Deferred revenue	88,747	—	88,747
Deferred income taxes, net	25,368	—	25,368

Total liabilities	3,885,479	344,187	4,229,666
Commitments and contingencies
Partners’ capital
General partner	—	—	—
Limited partner	5,507,344	569,419	6,076,763

Total partners’ capital	5,507,344	569,419	6,076,763

Total liabilities and partners’ capital	$9,392,823	$913,606	$10,306,429

Unaudited Pro Forma Condensed Combined and Consolidated Statement of Operations

For the Year Ended December 31, 2016

(in thousands)

	Operating Partnership (Historical)	Pro forma adjustments (Formation Transactions) (1/1/2016- 4/25/2016)		Pro forma adjustment (Borgata Transaction) (1/1/2016- 8/1/2016)		Operating Partnership (pro forma adjusted for Formation Transactions and Borgata Transaction)	Pro forma adjustment (MGM National Harbor Transaction and Financing Transactions)		Operating Partnership (pro forma combined)

Revenues
Rental revenue	$419,239	$174,897	(aa)	$58,582	(aa)	$652,718	$95,397	(jj)	$748,115
Tenant reimbursements and other	48,309	16,891	(bb)	3,530	(bb)	68,730	14,518	(kk)(ll)	83,248

	467,548	191,788		62,112		721,448	109,915		831,363

Expenses
Depreciation	220,667	—		22,731	(cc)	243,398	37,736	(mm)	281,134
Property transactions, net	4,684	—		—		4,684	—		4,684
Property taxes	65,120	—		3,530	(bb)	68,650	347	(kk)	68,997
Property insurance	2,943	(2,943	)(dd)	—		—	—		—
Amortization of above market lease, net	286	—		398	(ee)	684	—		684
Acquisition-related expenses	10,178	—		(10,178	)(ff)	—	—		—
General and administrative	9,896	367	(gg)	—		10,263	15,620	(ll)	25,883

	313,774	(2,576)		16,481		327,679	53,703		381,382

Operating income (loss)	153,774	194,364		45,631		393,769	56,212		449,981

Non-operating income (expense)
Interest income	774	—		—		774	—		774
Interest expense	(116,212)	(53,663	)(hh)	(6,140	)(hh)	(176,015)	(16,682	)(nn)	(192,697)
Other non-operating	(726)	—		—		(726)	—		(726)

	(116,164)	(53,663)		(6,140)		(175,967)	(16,682)		(192,649)

Income (loss) before income taxes	37,610	140,701		39,491		217,802	39,530		257,332
Provision for income taxes	(2,264)	—		(4,107	)(ii)	(6,371)	—		(6,371)

Net income (loss)	$35,346	$140,701		$35,384		$211,431	$39,530		$250,961

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2017

(in thousands)

	Operating Partnership (Historical)	Pro forma adjustment (MGM National Harbor Transaction and Financing Transactions)		Operating Partnership (Pro forma combined)
Revenues
Rental revenue	$326,354	$47,699	(jj)	$374,053
Tenant reimbursements and other	42,001	13,896	(kk)(ll)	55,897

	368,355	61,595		429,950

Expenses
Depreciation	121,911	18,868	(mm)	140,779
Property transactions, net	17,442	—		17,442
Property taxes	41,129	6,811	(kk)	47,940
Property insurance	—	—		—
Amortization of above market lease, net	343	—		343
Acquisition-related expenses	—	—		—
General and administrative	5,341	7,810	(ll)	13,151

	186,166	33,489		219,655

Operating income (loss)	182,189	28,106		210,295

Non-operating income (expense)
Interest income	1,559	—		1,559
Interest expense	(89,454)	(8,350	)(nn)	(97,804)
Other non-operating	(1,312)	—		(1,312)

	(89,207)	(8,350)		(97,557)

Income (loss) before income taxes	92,982	19,756		112,738
Provision for income taxes	(2,415)	—		(2,415)

Net income (loss)	$90,567	$19,756		$110,323

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL INFORMATION

Note 1—Balance Sheet Pro Forma Adjustments

Pro Forma Adjustments—MGM National Harbor Transaction and the Financing Transactions:

(a) The MGM National Harbor Transaction is accounted for under the common control subsections of ASC 805. Under the common control subsections of ASC 805, such assets are recorded by the Operating Partnership on the same basis as that established by MGM. As of June 30, 2017, the company estimates the net carrying value of the MGM National Harbor assets was $1.14 billion, solely comprising the estimated net carrying value of the buildings and improvements at MGM National Harbor, including accumulated depreciation of $22.0 million. The land at MGM National Harbor is subject to a ground lease and not included in the estimate of the net carrying value of the MGM National Harbor assets.

The Operating Partnership intends to purchase from MGM all of MGM National Harbor’s interest in the MGM National Harbor assets for consideration of approximately $1,187.5 million consisting of (i) cash consideration of $462.5 million, (ii) the assumption of $425.0 million of debt from MGM National Harbor, representing the outstanding balance of the MGM National Harbor term loan facility and (iii) the issuance of 9,771,987 Operating Partnership units to a subsidiary of MGM with an aggregate value of $300.0 million based on a price per unit equal to $30.70, the closing price of MGP’s Class A shares on the NYSE on September 5, 2017. The difference between the basis of the real estate assets contributed by MGM and the purchase consideration is recorded as an adjustment to partners’ capital.

Cash consideration and transaction expenses directly attributable to the transaction, as well as the repayment of the $425.0 million of assumed debt by the Operating Partnership, will be funded with a combination of cash on hand, approximately $335.9 million in net proceeds from the MGP Equity Offering and $344.2 million in net proceeds from this offering.

The Operating Partnership expects to receive net proceeds of $335.9 million from the issuance and sale of Operating Partnership units to MGP purchased with the proceeds from the issuance of MGP Class A shares in the MGP Equity Offering, which represents the gross proceeds of the MGP Equity Offering, net of $16.0 million in offering costs, assuming that the underwriters do not exercise any of their option to purchase additional Class A shares in the MGP Equity Offering.

The Operating Partnership expects to receive net proceeds of $344.2 million from this offering, which represents the expected gross proceeds of this offering, net of $5.8 million in offering costs. If the amount of the net proceeds received in this offering is less than $344.2 million, the Operating Partnership expects to use additional cash or proceeds from the Revolving Credit Facility to fund the difference.

The Operating Partnership expects to incur approximately $19.0 million of expenses directly attributable to the MGM National Harbor Transaction. Such expenses were not recognized in the unaudited pro forma condensed combined and consolidated statements of operations as they are not expected to have a continuing effect.

Cash and cash equivalents includes the following cash inflows and cash outflows (in thousands):

Sources		Uses
Proceeds from this offering	$350,000	Cash consideration paid	$462,500
Proceeds from the MGP Equity Offering	351,900	Repayment of the assumed debt	425,000
Cash on hand	226,413	Offering costs and expenses	5,813
		Transaction costs—MGP Equity Offering	16,000
		Transaction costs—MGM National Harbor Transaction	19,000

	$928,313		$928,313

Note 2—Statement of Operations Pro Forma Adjustments

Pro Forma Adjustments—Formation Transactions and Borgata Transaction:

(aa) Represents rental income associated with the rent from the Master Lease. Base rent under the Master Lease includes a fixed annual rent escalator of 2.0% for the second through the sixth lease years (as defined in the Master Lease). Thereafter, the annual escalator of 2.0% will be subject to the Tenant and, without duplication, the MGM operating subsidiary sublessees of the Tenant, collectively meeting an adjusted net revenue to rent ratio of 6.25:1.00 based on their net revenue from the leased properties subject to the Master Lease as determined in accordance with accounting principles generally accepted in the United States, adjusted to exclude net revenue attributable to certain scheduled subleases and, at the Tenant’s option, reimbursed cost revenues. The first 2.0% fixed annual rent escalator went into effect on April 1, 2017. Because the unaudited pro forma condensed combined and consolidated statement of operations for the year ended December 31, 2016 gives effect to the Formation Transactions and Borgata Transaction as if they had occurred on January 1, 2016, the effect of this escalator is not reflected, as it would not have occurred until January 1, 2017. The unaudited pro forma condensed combined and consolidated statement of operations for the six months ended June 30, 2017 includes the effect of this escalator within the historical results of the Operating Partnership. Percentage rent under the Master Lease is initially a fixed amount for approximately the first six years of the Master Lease and will then be adjusted every five years based on the average actual annual net revenues from the leased properties subject to the Master Lease at such time (excluding net revenue attributable to certain scheduled subleases and, at the Tenant’s option, certain reimbursed costs) for the trailing five calendar-year period. Base rent and percentage rent under the Master Lease known at the lease commencement date is recorded on a straight-line basis over the initial ten-year non-cancelable lease term and all four five-year renewal terms under the Master Lease, as such renewal terms have been determined to be reasonably assured.

As a result of the consummation of the Borgata Transaction, the initial annual rent under the Master Lease increased by $100.0 million, prorated for the remainder of the lease year, $90.0 million of which relates to base rent under the Master Lease and the remaining $10.0 million of which relates to percentage rent under the Master Lease. Following the closing of the Borgata Transaction and through April 1, 2017, base rent under the Master Lease was $585.0 million and percentage rent under the Master Lease was $65.0 million.

For the year ended December 31, 2016, pro forma rental revenue recognized, as adjusted for the Formation Transactions and Borgata Transaction, is $652.7 million compared to total lease payments due under the Master Lease of $650.0 million. The difference of $2.7 million is an adjustment to recognize fixed amounts due under the Master Lease on a straight-line basis over the lease term.

(bb) Represents revenue for the property taxes paid by the Tenant under the Master Lease with an offsetting expense recorded in operating expenses, as the Landlord is the primary obligor.

(cc) Depreciation amounts were determined based on management’s evaluation of the estimated remaining useful lives of the real estate assets of the Borgata. The values allocated to buildings, building improvements, land improvements, fixtures and integral equipment are depreciated on a straight-line basis using an estimated useful life. In utilizing these useful lives for determining the pro forma adjustments, management considered the length of time the property had been in existence, the maintenance history and anticipated future maintenance.

(dd) Represents the elimination of property insurance expense, which is paid directly by the Tenant under the terms of the Master Lease.

(ee) Represents the net effect of the amortization of the unfavorable lease liability related to certain ground leases expiring in 2070, which were assigned to the Landlord in connection with the Borgata Transaction, and under which the Landlord is the primary obligor, as well as the favorable lease asset representing future favorable lease reimbursements from the Tenant to the Landlord under the Master Lease, which extends through 2046.

(ff) Represents the elimination of nonrecurring transaction costs incurred during the year ended December 31, 2016 of $10.2 million that are directly related to the acquisition of Borgata and included in the historical results of the Operating Partnership.

(gg) Represents expense related to the base salary and annual equity awards pursuant to the employment agreements with MGP’s Chief Executive Officer and Chief Financial Officer.

(hh) Represents interest expense related to borrowings that were incurred by the Operating Partnership in connection with the Formation Transactions and the Borgata Transaction, including the amortization of debt issuance costs. It is estimated that a one-eighth percentage change in the annual interest rates on the Operating Partnership’s variable rate obligations (including its Revolving Credit Facility, which bears interest at LIBOR plus 2.25% to 2.75%) would change interest expense related to these borrowings by $3.0 million for the year ended December 31, 2016.

(ii) The Landlord is required to join in the filing of a New Jersey consolidated corporation business tax return under the New Jersey Casino Control Act and include in such return its income and expenses associated with its New Jersey assets and is thus subject to an entity level tax in New Jersey. Although the consolidated New Jersey return also includes MGM and certain of its subsidiaries, the Operating Partnership is required to record New Jersey state income taxes in its consolidated financial statements as if the Landlord was taxed for state purposes on a stand-alone basis. The Operating Partnership and MGM have entered into a tax sharing agreement providing for an allocation of taxes due in the consolidated New Jersey return. Pursuant to this agreement, the Landlord will only be responsible for New Jersey taxes on any gain that may be realized upon a future sale of the New Jersey assets resulting solely from an appreciation in value of such assets over their value on the date they were contributed to the Landlord by a subsidiary of MGM. MGM is responsible for all other taxes reported in the New Jersey consolidated return. The provision for current taxes and the deferred tax liability in the Operating Partnership’s consolidated financial statements are attributable to noncontrolling interest since the payment of such taxes are the responsibility of MGM.

Pro Forma Adjustments—MGM National Harbor Transaction and this Offering:

(jj) As a result of the consummation of the MGM National Harbor Transaction, the annual rent under the Master Lease increased by $95.0 million, prorated for the remainder of the second lease year, $85.5 million of which relates to base rent under the Master Lease and the remaining $9.5 million of which relates to percentage rent under the Master Lease. For pro forma purposes, the Master Lease amendment related to the MGM National Harbor Transaction is reflected as if it were effective beginning on January 1, 2016 at the beginning of the initial lease year and subject to the fixed annual rent escalator of 2.0% for the second through the sixth lease years (as defined in the Master Lease). On a pro forma basis giving effect to the MGM National Harbor Transaction, base rent under the Master Lease for the initial lease year would have been $670.5 million and percentage rent under the Master Lease for the initial lease year would have been $74.5 million.

For the year ended December 31, 2016, additional pro forma rental revenue recognized related to the MGM National Harbor Transaction is $95.4 million compared to total related lease payments due under the Master Lease of $95.0 million. The difference of $0.4 million is an adjustment to recognize fixed amounts due under the Master Lease on a straight-line basis over the lease term.

For the six months ended June 30, 2017, additional pro forma rental revenue recognized related to the MGM National Harbor Transaction is $47.7 million compared to total related lease payments due under the Master Lease of $48.4 million. The difference of $0.7 million is an adjustment to recognize fixed amounts due under the Master Lease on a straight-line basis over the lease term.

(kk) Represents revenue for the additional property taxes paid by the Tenant under the Master Lease related to the MGM National Harbor assets with an offsetting expense recorded in operating expenses, as the Landlord is the primary obligor.

(ll) The land on which National Harbor was developed is subject to a ground lease, which is expected to be assigned to the Operating Partnership in connection with the MGM National Harbor Transaction. Rent payments pursuant to this ground lease will be reimbursed by the Tenant under the Master Lease over its related term, which extends through 2046. Reflects the straight-line ground lease expense through the end of the ground lease term, as well as the straight-line reimbursement revenue through 2046 in tenant reimbursements and other, as the Landlord is the primary obligor.

(mm) Represents the depreciation expense directly associated with the assignment of the MGM National Harbor assets to the Operating Partnership. The MGM National Harbor assets assigned pursuant to the MGM National Harbor Transaction will be recorded at the carrying value as the MGM National Harbor Transaction does not result in a change in control of the assets.

(nn) Represents additional interest expense related to indebtedness that will be incurred by the Operating Partnership as a result of this offering, including the amortization of related debt issuance costs.